Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report (which contains an explanatory paragraph relating to GigCapital3, Inc.’s ability to continue as a going concern as described in Note 1 to the financial statements) dated February 26, 2021, relating to the financial statements of GigCapital3, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BPM LLP

San Jose, California

June 18, 2021